Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Corporate Vice President,	Angela Steinway
Finance and Administration	(609) 936-2268
and Chief Financial Officer	angela.steinway@integralife.com
(609) 275-0500

Integra LifeSciences Issues Voluntary Recall of Certain Products Manufactured in its Añasco,

Puerto Rico Facility

Reports Preliminary First Quarter 2013 Financial Results

Plainsboro, New Jersey / April 10, 2013 – Integra LifeSciences Holdings Corporation (NASDAQ: IART - news) announced today that on April 10, 2013 it initiated a voluntary recall of certain products manufactured in its Añasco, Puerto Rico facility between December 2010 and May 2011 and between November 2012 and March 2013. Specific lots of these products, including DuraGen® Dural Graft Matrix products, have been recalled because the Company identified that there may have been deviations from approved processes in their production.

There have been no reports of adverse patient events attributable to the products subject to the recall. The Company continues to manufacture all the affected products in, and distribute from, its Añasco facility.

The recall will affect Integra’s revenues and profits for the first and second quarters of 2013.

Taking into account reductions in revenue directly resulting from the recall and lower than expected sales because of product shortages, the Company expects that its revenues during the first quarter will be lower than anticipated by approximately $8 million to $11 million. Accordingly, the Company is anticipating revenues for the first quarter of 2013 to be in the range of $194 million to $197 million.

In addition, the Company expects to record incremental expense during the first quarter, including scrap related to affected finished good products that were not released to customers, affected work in process, and legal and consulting costs, of approximately $2.5 million to $4.5 million, which it will exclude from the calculation of adjusted earnings per share.

The Company now expects adjusted diluted earnings per share to be in the range of $0.30 to $0.40 for the first quarter of 2013. Estimates of the adjustments to income before taxes are set forth in the table at the end of this press release.

The Company expects GAAP diluted loss per share to be in the range of ($0.30) to ($0.08) for the first quarter of 2013.

The Company expects that it will not be able to meet all the demand for the affected products during the second quarter of 2013. The Company now expects that consolidated revenues for the second quarter of 2013 will be between $205 million and $211 million.

Integra is currently evaluating its financial guidance for the full year of 2013 and expects to update that guidance to incorporate the full impact of the recall on its first quarter 2013 financial results conference call, which is scheduled for May 2, 2013.

Additional information about the recall and the affected products is included in a Current Report on Form 8-K filed with the Securities and Exchange Commission concurrently with this press release.

Conference Call May 2, 2013

Integra will release its full first quarter 2013 financial results on Thursday, May 2, 2013. The Company has scheduled a conference call for 8:30 AM ET the same day to discuss the results.

Integra’s senior management team will host the conference call, which will be open to all listeners. There will also be a question and answer session following the prepared remarks.

Access to the live call is available by dialing (719) 457-2727 and using the passcode 7359654. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay is available through May 16, 2013 by dialing 719-457-0820 and using the passcode 7359654. The webcast will also be archived on the website.

About Integra

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedic extremity surgery, neurosurgery, spine surgery, and reconstructive and general surgery. For more information, please visit www.integralife.com

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted net income and adjusted earnings per diluted share. The measure of adjusted net income consists of GAAP net income, excluding: (i) manufacturing facility remediation costs; (ii) certain expenses associated with product recalls; (iii) global ERP implementation charges; (iv) facility optimization charges; (v) acquisition-related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; and (viii) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Because the low end of the Company’s GAAP results may record a net loss, the calculation of GAAP diluted weighted average shares outstanding for the low end of the estimate excludes the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive. The Company included the dilutive effects of these equity awards in the calculation of adjusted diluted weighted average shares outstanding used to calculate adjusted earnings per diluted share for the first quarter of 2013 because their effects are dilutive in relation to adjusted net income. A reconciliation of GAAP preliminary net loss to adjusted preliminary net income for the quarter ended March 31, 2013 appears in the financial tables in this release.

Integra believes that the presentation of adjusted net income and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

Statements made in this release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. Forward-looking factors include, but are not limited to, future plans, expectations and financial performance, governmental approvals and other actions of governmental bodies, including the U.S. Food and Drug Administration. These risks and uncertainties include market conditions and other factors beyond the Company’s control, the ability to remediate quality systems violations and the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in item IA of Integra’s Annual Report on Form 10-K for the year ended December 31, 2012 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

RECONCILIATION OF NON-GAAP ADJUSTMENTS – PRELIMINARY

(In thousands, except per share amounts)

	Preliminary Quarter Ended March 31, 2013
	Low	High
GAAP net loss	$(8,370)	$(2,170)
Non-GAAP adjustments:
Manufacturing facility remediation costs	2,100	2,100
Certain expenses associated with product recalls	3,800	1,800
Global ERP implementation charges	6,200	6,200
Facility optimization charges	3,300	3,300
Acquisition-related charges	400	400
Convertible debt non-cash interest	1,520	1,520
Intangible asset amortization expense	5,250	5,250
Estimated income tax impact from adjustments and other items	(5,800)	(7,000)

Total of non-GAAP adjustments	$16,770	$13,570

Adjusted net income	$8,400	$11,400
GAAP diluted net loss per share	$(0.30)	$(0.08)
Non-GAAP adjustments detailed above (per share)	$0.60	$0.48

Adjusted diluted net income per share	$0.30	$0.40

Weighted average common shares outstanding for GAAP diluted net loss per share	27,800	27,800
Non-GAAP adjustment for dilutive effects of equity awards	400	400
Weighted average common shares outstanding for adjusted diluted net income per share	28,200	28,200

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